Exhibit 10.79
EXECUTION VERSION
CONSENT, WAIVER, JOINDER AND EIGHTH AMENDMENT TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
     This CONSENT, WAIVER, JOINDER AND EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Eighth Amendment”) is made as of this 30th day of April, 2009 by and among CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, with its chief executive office located at 4445 Willard Avenue, Chevy Chase, Maryland 20815, as agent for itself and the other lenders under the Loan Agreement referred to below (in such capacity, the “Agent”), UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH (“USPG”), a Delaware limited liability company, NATIONSHEALTH HOLDINGS, L.L.C., (“NHH”) a Florida limited liability company, NATIONSHEALTH, INC. (“NationsHealth”), a Delaware corporation and DIABETES CARE & EDUCATION, INC. (“DCE”), a South Carolina corporation (USPG, NHH, NationsHealth and DCE being sometimes individually, collectively and jointly and severally, “Current Borrower”).
     W I T N E S S E T H:
     WHEREAS, CapitalSource Finance LLC (together, individually and collectively, with its successors and assigns, “Lender”) and Current Borrower entered into that certain Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of the April 11, 2007, as amended by that certain First Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August 29, 2007, as further amended by that certain Joinder Agreement and Second Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of September 4, 2007, as further amended by that certain Waiver and Third Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of November 13, 2007, as further amended by that certain Fourth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 1, 2008, as further amended by that certain Fifth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 27, 2008, as further amended by that certain Sixth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of May 15, 2008 and as further amended by that certain Seventh Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of April 21, 2009 (as it may be further amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”) whereby Lender agreed to make loans, advances and other extensions of credit to Current Borrower thereunder; and
     WHEREAS, Lender has designated Agent as its agent for taking certain actions under the Loan Agreement pursuant to Section 12.12 of the Loan Agreement; and
     WHEREAS, NationsHealth intends to merge with NationsHealth Acquisition Corp. (“NAC”), a Delaware corporation and a wholly owned subsidiary of ComVest NationsHealth Holdings, LLC (“ComVest”), a Delaware limited liability company, subject to the terms of that certain Agreement and Plan of Merger dated April 30th, 2009 (the “Merger Agreement”), pursuant to which NAC shall be merged with and into NationsHealth, the separate corporate existence of NAC shall thereupon cease, and NationsHealth shall be the surviving corporation (such transaction, the “Merger”); and

     WHEREAS, in connection with the execution and delivery of the Merger Agreement, NationsHealth has agreed to sell to ComVest shares of NationsHealth’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) in accordance with the terms of that certain Series A Preferred Stock Purchase Agreement dated April 30th, 2009 by and between ComVest and NationsHealth (the “Series A Preferred Stock Purchase Agreement”); and
     WHEREAS, in connection with the execution and delivery of the Merger Agreement, ComVest has also agreed to provide a bridge loan to Current Borrower and National Pharmaceuticals (as defined below) in the principal amount of $3,000,000 (the “Bridge Loan”) in accordance with the terms of that certain Bridge Loan Agreement dated April 30th, 2009 by and between ComVest and NationsHealth (the “Bridge Loan Agreement”); and
     WHEREAS, in connection with the execution and delivery of the Merger Agreement, NationsHealth has requested that MHR Capital Partners Master Account LP (as assignee of MHR Capital Partners (500) LP (f/k/a MHR Capital Partners LP)), OTQ LLC and MHR Capital Partners (100) LP, collectively as holders of the 7 3/4% Convertible Secured Notes of the Current Borrower (the “MHR Noteholders”), and MHR Capital Partners (500) LP, as collateral agent for the MHR Noteholders (the “MHR Agent” and, together with the MHR Noteholders, “MHR”) consent to the execution and delivery of the Merger Agreement and the Bridge Loan Agreement and waive certain provisions of the 7 3/4% Convertible Secured Notes, in accordance with the terms of the Limited Waiver and Consent to Convertible Secured Notes dated April 30th, 2009 by and among Current Borrower, National Pharmaceuticals, MHR and the other parties thereto (the “MHR Waiver and Consent”); and
     WHEREAS, in accordance with the terms of the Loan Agreement, Current Borrower has requested and Lender has agreed to (a) consent to the execution and delivery of the Merger Agreement and the Bridge Loan Agreement and the other documents and agreements required to be executed in connection therewith or other relating thereto, (b) waive certain provisions of the Loan Agreement, (c) join National Pharmaceuticals and Medical Products (USA), LLC, a Florida limited liability company (“National Pharmaceuticals” and sometimes individually, collectively and jointly and severally with Current Borrower, “Borrower”) as a party to and a borrower under the Loan Agreement and (d) modify certain provisions of the Loan Agreement upon the terms and subject to the conditions set forth herein; and
     WHEREAS, Section 12.8 of the Loan Agreement provides that no modification or waiver of the Agreement shall be effective unless the same shall be in writing and signed by the parties thereto;
     NOW, THEREFORE, in consideration of the foregoing, the terms and conditions, premises and other mutual covenants set forth in this Eighth Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:
     1. Consent. As of the Effective Date (defined below), Lender permanently and irrevocably consents to the taking of the following actions by Borrower:
A.	The execution and delivery by NationsHealth of the Merger Agreement and the other documents and agreements executed in connection therewith or otherwise relating thereto, including without limitation, the Certificate of Merger (collectively, the “Merger Documents”), without any amendment, modification or waiver of the terms and conditions thereof disclosed to Lender, except for amendments and supplements to the Company Disclosure Schedule or the Parent Disclosure Schedule, amendments pursuant to Section 5.3(c) of the Merger Agreement and waivers of conditions precedent pursuant to Article VI of the Merger Agreement;

B.	The execution and delivery by NationsHealth of the Series A Preferred Stock Purchase Agreement and the other documents and agreements executed in connection therewith or otherwise relating thereto, including, without limitation, the Amended and Restated Certificate of Incorporation and the Management Agreement (collectively, the “Series A Preferred Stock Purchase Documents”); without any amendment, modification or waiver of the terms and conditions thereof disclosed to Lender;

C.	The execution and delivery by Borrower of the Bridge Loan Agreement and the other documents and agreements executed in connection therewith or otherwise relating thereto, including, without limitation, that certain 10% Secured Convertible Subordinated Promissory Note (collectively, the “Bridge Loan Documents”) and the consummation of the transactions contemplated thereby (other than the Voluntary Series A Conversion), without any amendment, modification or waiver of the terms and conditions thereof disclosed to Lender, and the closing of the Bridge Loan pursuant to the Bridge Loan Documents on the Effective Date;

D.	The execution and delivery by Current Borrower and National Pharmaceuticals of the MHR Waiver and Consent and the other documents and agreements executed in connection with or otherwise relating thereto, including, without limitation, the Bridge Loan Intercreditor Agreement, the Rollover Documents, the Indemnification Agreement (in each case as defined in the MHR Waiver and Consent)(collectively, the “MHR Documents”), and the issuance and delivery of the Amended Notes and the MHR Warrants in accordance with the terms and conditions of the MHR Waiver and Consent; in each case without any amendment, modification or waiver of the terms and conditions thereof disclosed to Lender; and

E.	The foregoing consent is applicable solely to the execution and delivery of the Merger Documents, the Series A Preferred Stock Documents, the Bridge Loan Documents and the MHR Documents and the consummation of the transactions specifically set forth above. The foregoing consent does not apply to the execution and delivery of any other documents or agreements, the consummation of any other transaction or to the consummation of the transactions set forth above to the extent that any of the terms and conditions thereof may be amended, modified or waived by the parties thereto except as otherwise permitted hereunder. In addition, the foregoing consent does not (i) apply to the consummation of the Merger nor the exercise by ComVest of its voluntary option to convert the Bridge Loan into shares of Series A Preferred Stock of NationsHealth in accordance with Section 7.2 of the Merger Agreement and the corresponding sections of the Bridge Loan Documents (the “Voluntary Series A Conversion”)(the consummation of such transactions to be permitted solely under the terms and conditions of Sections 4.2 and 4.3 of that certain Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement being executed by and among Lender and Borrower concurrently with this Eighth Amendment) or (ii) permit the payment of any unpaid Transaction Fees due to ComVest, the Termination Fee or any Parent Damages (as each of the foregoing are defined in the Merger Agreement)(collectively, the “Merger Agreement Fees and Damages”) by Borrower upon the termination of the Merger Agreement except to the extent permitted by the ComVest Subordination Agreement (as defined herein). Further, except as otherwise set forth in this Eighth Amendment, the foregoing does not constitute an agreement by Lender to provide its consent under the provisions of any affirmative, negative or financial covenant or other provision of the Loan Agreement at any time in the future. The foregoing consent shall not imply any obligation or commitment of Lender to provide any further consents under the Loan Agreement or any of the other Loan Documents to Borrower at any other time and does not constitute a course of dealing or a course of conduct. Lender hereby reserves all of its rights under the Loan Agreement and the other Loan Documents except as specifically provided in this Eighth Amendment.

     2. Waiver. As of the Effective Date (defined below), Lender and Borrower hereby agree to the following:
A.	Borrower hereby acknowledges and agrees that pursuant to Section 1) of Annex I of the Loan Agreement, entitled “Minimum EBITDA”, it was required to maintain a minimum EBITDA, as defined therein, not to exceed the levels described therein for each Test Period and that Borrower did not maintain such a minimum EBITDA for the Test Period ending October 31, 2008, November 30, 2008, December 31, 2008, January 31, 2009 and February 28, 2009.

B.	Borrower hereby acknowledges and agrees that pursuant to Section 2) of Annex I of the Loan Agreement, entitled “Fixed Charge Coverage Ratio (EBITDA/ Fixed Charges)”, it was required to maintain a minimum Fixed Charge Coverage Ratio, as defined therein, not to exceed the levels described therein as of the end of each calendar month and that Borrower did not maintain such a minimum Fixed Charge Coverage Ratio for the calendar months ending October 31, 2008, November 30, 2008, December 31, 2008, January 31, 2009 and February 28, 2009.

C.	Borrower hereby acknowledges and agrees that pursuant to Section 7.6 of the Loan Agreement, entitled “Transactions with Affiliates”, it was required to limit the severance payments it made during (i) the period commencing January 1, 2008 and ending December 31, 2008 to an aggregate amount of $400,000 and (ii) the period commencing January 1, 2009 and ending March 31, 2009 to an aggregate amount of $250,000 and that Borrower made severance payments in excess of the permitted amounts for such periods.

D.	Borrower has requested that Lender agree to a waiver of any Default or Event of Default which may occur as a result of Borrower’s failure to perform the preceding obligations within the time period set forth in the Loan Agreement. Subject to the terms and conditions of this Section 2, Lender does hereby waive any such Default or Event of Default.

E.	Except as set forth in this Section 2, the foregoing waivers are applicable solely to Borrower’s compliance with the aforementioned covenants by the aforementioned dates. Further, the foregoing does not constitute an agreement by Lender to waive the provisions of any affirmative, negative or financial covenant or other provision of the Loan Agreement at any time in the future or any other Defaults or Events of Default which may have occurred but which are not referenced within this Section 2. The foregoing waiver shall not imply any obligation or commitment of Lender to provide any further waivers under the Loan Agreement or any of the other Loan Documents to Borrower at any other time and does not constitute a course of dealing or a course of conduct. Lender hereby reserves all of its rights under the Loan Agreement and the other Loan Documents except as specifically provided in this Section 2.

     3. Joinder. Current Borrower, National Pharmaceuticals and Lender agree that, as of the Effective Date (as herein defined) and by its execution and delivery of this Eighth Amendment and its satisfaction of the other conditions set forth herein, National Pharmaceuticals shall become and shall be deemed for all purposes to be, a party to the Loan Agreement as a Borrower as if it were an original signatory thereto. Accordingly, by its execution hereof, National Pharmaceuticals hereby agrees as of the Effective Date hereof (i) to be a party to the Loan Agreement as a Borrower thereunder, (ii) that it will be deemed to have been and be bound, jointly and severally with each other Borrower, by all of the conditions, obligations, appointments, covenants, representations, warranties and other agreements of a Borrower under, and as set forth in, the Loan Agreement, the Loan Documents and this Eighth Amendment, (iii) that it assumes all Obligations as a primary obligor, (iv) that it grants and confirms the grant of a security interest in its Collateral pursuant to Section 4 of this Eighth Amendment, and (v) that it will promptly execute all further documentation, amendments, supplements, schedules, agreements and/or financing statements required by Lender consistent and in connection with the Loan Agreement and this Eighth Amendment. All references to the term “Borrower” in the Loan Agreement and the other Loan Documents shall, unless otherwise specifically provided, include National Pharmaceuticals. Notwithstanding the foregoing, and notwithstanding any provision of the Loan Agreement or this Eighth Amendment to the contrary, in no event shall any Accounts or Inventory of National Pharmaceuticals be included in the calculation of the Borrowing Base or the Availability under the Loan Agreement.
     4. Grant of Security Interest; Collateral.
          (a) To secure the payment and performance of the Obligations, National Pharmaceuticals hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to all of the following, whether now existing or hereafter arising or acquired (collectively and each individually, the “Collateral”), which security interest is intended to be a first priority security interest:
               (i) all of National Pharmaceuticals’ tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;
               (ii) all of National Pharmaceuticals’ intangible personal property, including without limitation all present and future Accounts, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;
               (iii) all of National Pharmaceuticals’ present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by National Pharmaceuticals; provided, however, that Lender shall not have a security interest in any rights under any Government Contract of National Pharmaceuticals or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained; and
               (iv) any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

          (b) Notwithstanding the foregoing provisions of this Section 4, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any General Intangibles of Borrower to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral”.
          (c) Upon the execution and delivery of this Eighth Amendment, and upon the proper filing of the necessary financing statements, recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, (ii) in connection with Permitted Liens and/or (iii) those being terminated.
     5. Amendment of Loan Agreement. As of the Effective Date (defined below), Lender and Borrower hereby agree to amend the Loan Agreement as follows:
A.	The following is hereby inserted as a new Section 7.15 of the Loan Agreement:
     7.15 Merger Documents and Preferred Stock Purchase Documents
     Borrower shall not amend, modify, supplement or cancel, or waive any other party’s compliance with, any provision of the Merger Documents or the Preferred Stock Purchase Documents, except for amendments and supplements to the Company Disclosure Schedule or the Parent Disclosure Schedule (as such terms are defined in the Merger Agreement), amendments pursuant to or in connection with transactions contemplated by, Section 5.3(c) of the Merger Agreement and waivers of conditions precedent pursuant to Article VI of the Merger Agreement.
B.	The following is hereby inserted as a new Section 7.16 of the Loan Agreement:
     7.16 Bridge Loan Agreement
     Borrower shall not amend, modify, supplement or cancel, or waive any other party’s compliance with, any provision of the Bridge Loan Agreement, except for amendments in connection with transactions contemplated by Section 5.3(c) of the Merger Agreement.
C.	The following definitions are hereby inserted in Appendix A to the Loan Agreement in the appropriate alphabetical order:

          “Borrower” shall mean USPG, NHH, NationsHealth, DCE and National Pharmaceuticals, individually, collectively and jointly and severally.
          “Bridge Loan” shall mean the $3,000,000 bridge loan to be made by ComVest to Borrower pursuant to the Bridge Loan Agreement.
          “Bridge Loan Agreement” shall mean the Bridge Loan Agreement dated as of April 30, 2009 by and among ComVest and Borrower.
          “Bridge Loan Documents” shall mean the Bridge Loan Agreement and all other documents, agreements and instruments executed and delivered in connection with the transactions contemplated thereby.
          “ComVest” shall mean ComVest NationsHealth Holdings, LLC, a Delaware limited liability company.
          “ComVest Subordination Agreement” shall mean the Senior Subordination Agreement dated as of April 30, 2009 by and among the Lender as the Senior Lender and ComVest as the Junior Lender with respect to the Bridge Loan.
          “Merger” shall mean the merger of NAC with and into NationsHealth pursuant to the Merger Agreement.
          “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of April 30, 2009 by and among ComVest, NAC and NationsHealth.
          “Merger Documents” shall mean the Merger Agreement and all other documents, agreements and instruments executed and delivered in connection with the transactions contemplated thereby.
          “NAC” shall mean NationsHealth Acquisition Corp., a Delaware corporation, and a wholly owned subsidiary of ComVest.
          “National Pharmaceuticals” means National Pharmaceuticals and Medical Products (USA), LLC, a Florida limited liability company and a 66 2/3% owned subsidiary of USPG.
          “Preferred Stock Purchase Agreement” shall mean that certain Series A Preferred Stock Purchase Agreement, dated April 30, 2009 by and between ComVest and NationsHealth.
          “Preferred Stock Purchase Documents” shall mean the Preferred Stock Purchase Agreement and all other documents, agreements and instruments executed and delivered in connection with the transactions contemplated thereby.
     G. The parenthetical contained in the Preamble of the Loan Agreement defining the term “Borrower” is hereby deleted and of no further force or effect.
     6. Amendment Fee. In consideration of the agreement of Lender to provide the consents, waivers and amendments set forth in this Eighth Amendment, Borrower shall pay to Agent for the benefit of Lender a non-refundable amendment fee in the amount of $50,000 (the “Amendment Fee”) in immediately available funds on the Effective Date.

     7. Conditions to Effectiveness. This Eighth Amendment shall be effective as of the date first set forth above on the date (the “Effective Date”) upon which the following conditions precedent are satisfied:
          (a) Borrower shall have delivered to Agent an executed counterpart of this Eighth Amendment duly executed by an authorized officer of Borrower and each other agreement, document or instrument reasonably requested by Agent in connection with this Eighth Amendment, each in form and substance reasonably satisfactory to Agent;
          (b) Borrower shall have delivered to Agent an executed counterpart of the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement duly executed by an authorized officer of Borrower as of the date hereof (the “Fourth Restated Credit Agreement”) and each other agreement, document or instrument reasonably requested by Agent in connection with the Fourth Restated Credit Agreement, each in form and substance reasonably satisfactory to Agent and each to be effective concurrently with this Eighth Amendment upon the Effective Date;
          (c) National Pharmaceuticals shall have delivered to Agent a secretary’s certificate, the Charter and Good Standing Documents of National Pharmaceuticals and copies of the resolutions of the Board of Directors of National Pharmaceuticals authorizing the execution, delivery and performance of this Eighth Amendment certified by an authorized officer of National Pharmaceuticals;
          (d) receipt by Agent of a UCC and lien search with respect to National Pharmaceuticals satisfactory in form and substance to Agent and its legal counsel and confirmation that Lender possesses a valid, perfected first priority lien and security interest in the Collateral of National Pharmaceuticals;
          (e) receipt by Agent of a Solvency Certificate with respect to National Pharmaceuticals;
          (f) National Pharmaceuticals shall have executed and filed an IRS Form 8821 with the appropriate office of the Internal Revenue Service;
          (g) each document (including, without limitation, any UCC financing statement) required by any Loan Document or under law or requested by Agent or Lender to be filed or recorded in order to create, in favor of Lender, a perfected first priority security interest in or Lien upon such Collateral owned by National Pharmaceuticals and evidence of each such filing, registration or recordation and of the payment by National Pharmaceuticals of any necessary fee, tax or expense relating thereto;
          (h) there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;
          (i) no Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent;
          (j) Borrower shall comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, including, but not limited to, Environmental Laws and Healthcare Laws except where non-compliance could not reasonably be expected to have a Material Adverse Effect;

          (k) the representations and warranties contained herein and in all other Loan Documents shall be true and correct in all material respects;
          (l) Borrower shall have delivered to Agent and its legal counsel true and correct copies of the Merger Agreement and all other Merger Documents, together with all schedules and exhibits thereto;
          (m) Borrower shall have delivered to Agent and its legal counsel true and correct copies of the Bridge Loan Agreement and all other Bridge Loan Documents, together with all schedules and exhibits thereto;
          (n) Borrower shall have delivered to Agent and its legal counsel true and correct copies of the Series A Preferred Stock Purchase Agreement and all other Preferred Stock Documents, together with all schedules and exhibits thereto;
          (o) Borrower shall have delivered to Agent and its legal counsel true and correct copies of any and all documents evidencing the amendment and restatement of the MHR Subordinated Note and any related documents, agreements and instruments;
          (p) Agent shall have received a fully executed copy of a Senior Subordination Agreement, executed by ComVest, subordinating the Bridge Loan and the Merger Agreement Fees and Damages to the Obligations in form and substance satisfactory to Agent (the “ComVest Subordination Agreement”);
          (q) ComVest shall have executed and delivered a Management Fee Subordination Agreement to Agent to be effective on the effective date of the Merger with respect to the Management Agreement entered into in connection with the Series A Preferred Stock Purchase Agreement;
          (r) the MHR Noteholders, and MHR Capital Partners (500) LP, as collateral agent for the MHR Noteholders hall have executed and delivered to the Agent a confirmation and amendment with respect to the MHR Subordination Agreement;
          (s) Borrower shall have delivered to Agent an executed counterpart of the Third Amended and Restated Equity Participation Fee Agreement dated the date hereof, in form and substance reasonably satisfactory to Agent;
          (t) the Bridge Loan shall have closed in accordance with the terms and conditions of the Bridge Loan Documents and Borrower shall have received the proceeds thereof; and
          (u) Agent shall have received the Amendment Fee on behalf of Lender.
     8. Representations and Warranties.
          (a) Notwithstanding any other provision of this Eighth Amendment, Borrower hereby confirms and makes all of the representations and warranties set forth in the Loan Agreement and other Loan Documents with respect to National Pharmaceuticals and this Eighth Amendment as of the date hereof and as of the Effective Date and confirms that they are true and correct in all material respects as updated by the schedules attached hereto as Annex I.

          (b) Borrower hereby represents and warrants as of the date of this Eighth Amendment and as of the Effective Date as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Eighth Amendment, the Merger Agreement, the Series A Preferred Stock Documents, the MHR Documents and the Bridge Loan Agreement, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Eighth Amendment, the Merger Agreement, the Series A Preferred Stock Documents, the MHR Documents and the Bridge Loan Agreement, as applicable, by or against it which has not been obtained; (iv) this Eighth Amendment has been duly executed and delivered by it; (v) this Eighth Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (vi) after giving effect to the execution and delivery of this Eighth Amendment, the Merger Agreement, the Series A Preferred Stock Documents, the MHR Documents and the Bridge Loan Agreement it is not in default under the Loan Agreement and no Default or Event of Default exists, has occurred or is continuing.
     9. Expenses. Borrower shall pay all reasonable costs and expenses incurred by Agent or Lender or any of their Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches) and reasonable attorneys’ fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this Eighth Amendment contemplated hereby and all related agreements, documents and instruments, and all of the same, to the extent incurred and not promptly reimbursed by Borrower, may be charged to Borrower’s account and shall be part of the Obligations. If Agent, Lender or any of their Affiliates uses in-house counsel for any of the purposes set forth above Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, Lender or such Affiliate in its sole discretion for the work performed.
     10. Effect of Amendment. Agent, Lender and Borrower hereby acknowledge and agree that except as provided in this Eighth Amendment, the Loan Agreement, any Note and the other Loan Documents remain in full force and effect and have not been modified or amended in any respect, it being the intention of Agent, Lender and Borrower that this Eighth Amendment and the Loan Agreement be read, construed and interpreted as one and the same instrument. The foregoing amendments are subject to Borrower executing and delivering this Eighth Amendment and all additional documents required to be executed and delivered herein. In addition, the foregoing does not constitute a waiver by Agent or Lender of any Default or Event of Default, except as described in Section 2 herein.
     12. Confirmation of Agreements. Agent, Lender and Borrower hereby acknowledge and agree that, except as provided in this Eighth Amendment, the Loan Agreement, any Note and the other Loan Documents, and the grant of the liens, security interests and other encumbrances thereunder, and their agreements, covenants, obligations, representations and warranties thereunder and therein, are hereby expressly ratified, confirmed and restated as of the date hereof.
     13. References to Loan Documents. Each of the other Loan Documents are hereby modified in such a manner as to be consistent with all modifications and agreements contained herein and to the extent that all references therein to and descriptions therein of the Loan Agreement and any Note shall be deemed to refer to and describe the Loan Agreement (as amended by this Eighth Amendment).

     14. Capitalized Terms. All capitalized terms not otherwise defined in this Eighth Amendment shall have the meanings ascribed to such terms in the Loan Agreement.
     15. Benefit. This Eighth Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.
     16. Amendments. This Eighth Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of Agent, Lender and Borrower. This Eighth Amendment shall be considered part of the Loan Agreement for all purposes under the Loan Agreement.
     17. Headings and Counterparts. The captions in this Eighth Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Eighth Amendment and shall not affect the meaning or interpretation of this Eighth Amendment. This Eighth Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Eighth Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this Eighth Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Eighth Amendment.
     18. Governing Law; JURY TRIAL WAIVER. THIS EIGHTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.
     19. Release by Borrower. By execution of this Eighth Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Agent, Lender, or any of their present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Agent, Lender, their subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity, asserted or unasserted which against Agent, Lender and/or Lender Affiliates they ever had, now have, claim to have or may later have or which any of any Borrower’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Agent, Lender or any of the Lender Affiliates relating to the foregoing.

     20. Entire Agreement. This Eighth Amendment, the Loan Agreement, and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
     21. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Eighth Amendment shall inure to the benefit of Agent, Lender, all future holders of any Note, any of the Obligations or any of the Collateral and all Transferees, and each of their respective successors and permitted assigns. No Borrower may assign, delegate or transfer this Eighth Amendment or any of its rights or obligations under this Eighth Amendment without the prior written consent of Lender. No rights are intended to be created under this Eighth Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this Eighth Amendment shall be construed as a delegation to Lender of any Borrower’s or any Guarantor’s duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or Lien. This Eighth Amendment shall be binding upon Borrowers and their respective successors and assigns.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[Signature Page to Consent, Waiver, Joinder and Eighth Amendment to Third Amended and
Restated Revolving Credit, Term Loan and Security Agreement]
     IN WITNESS WHEREOF, Agent and Borrower have executed this Eighth Amendment as of the date first above written.

AGENT/LENDER:	CAPITALSOURCE FINANCE LLC, AS AGENT
	By:	/s/ Natasha R. Luddington
		Name:	Natasha R. Luddington
		Title:	Authorized Signatory

BORROWER:	UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
	By:	/s/ Glenn Parker
		Name:	Glenn Parker
		Title:	CEO

NATIONSHEALTH HOLDINGS, L.L.C.
	By:	/s/ Glenn Parker
		Name:	Glenn Parker
		Title:	CEO

NATIONSHEALTH, INC.
	By:	/s/ Glenn Parker
		Name:	Glenn Parker
		Title:	CEO

DIABETES CARE & EDUCATION, INC.
	By:	/s/ Glenn Parker
		Name:	Glenn Parker
		Title:	CEO

[Signature Page to Consent, Waiver, Joinder and Eighth Amendment to Third Amended and
Restated Revolving Credit, Term Loan and Security Agreement]

NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO